FORM 10f-3           Fund:  PaineWebber New York Tax-Free Income
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Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.   Issuer:  Puerto Rico Electric Power Authority
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2.   Date of Purchase: August 11, 1995
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3.   Date offering commenced: August 8, 1995
                              --------------

4.   Underwriter from whom purchased: Bear Stearns
                                      -------------

5.   "Affiliated Underwriter" managing or
     participating in syndicate: PaineWebber
                                 -----------

6.   Aggregate principal amount
     of purchase: $1,000,000
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7.   Aggregate principal amount
     of offering: $830,350,000
                  ------------

8.   Purchase price (net of fees and expenses):  97.725
                                                 ------

9.   Initial public offering price: 97.725
                                    ------

10.  Commission, spread or profit: 5/8%     $6.25
                                   ----     -----

11.  Have the following conditions been                      YES       NO
     satisfied?                                              ---       --

     a.  The securities are part of an
         issue registered under the
         Securities Act of 1933 which
         is being offered to the public
         or are "municipal securities"
         as defined in Section 3(a)(29)
         of the Securities Exchange Act
         of 1934.                                             X
                                                             ---       --

     b.  The securities were purchased
         prior to the end of the first
         full business day of the offering
         at not more than the initial
         offering price (or, if a rights
         offering, the securities were
         purchased on or before the
         fourth day preceding the
         day on which the offering                            X
         terminated.                                         ---       --


     c.  The underwriting was a                               X
         firm commitment underwriting.                       ___       __

     d.  The commission, spread or
         profit was reasonable and
         fair in relation to that being
         received by others for underwriting
         similar securities during the                        X
         same period.                                        ---       --

     e.  (1)  If securities are
         registered under the Securities
         Act of 1933, the issuer of the
         securities and its predecessor
         have been in continuous
         operation for not less than                          X
         three years.                                        ---       --

         (2)  If securities are municipal
         securities, the issue of
         securities has received an
         investment grade rating from
         a nationally recognized statistical
         rating organization or, if the
                             --
         issuer or entity supplying the
         revenues from which the issue
         is to be paid shall have been in
         continuous operation for less than
         three years (including any predecessor),
         the issue has received one of the three
         highest ratings from at least                        X
         one such rating organization.                       ---       --

     f.  The amount of such securities
         purchased by all of the investment
         companies advised by Mitchell
         Hutchins did not exceed 4% of
         the principal amount of the offering
         or $500,000 in principal amount,
         whichever is greater, provided
                               --------
         that in no event did such amount
         exceed 10% of the principal                          X
         amount of the offering.                             ---       --

     g.  The purchase price was less
         than 3% of the Fund's total                          X
         assets.                                             ---       --


     h.  No Affiliated Underwriter
         was a direct or indirect
         participant in or beneficiary of
         the sale or, with respect to municipal
         securities, no purchases were
         designated as group sales or
         otherwise allocated to the account                   X
         of any Affiliated Underwriter.                      ---       --



 Approved:                    Date:
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 10/26/95